                                                                    Exhibit 10.1

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "Agreement") is entered into as of September 2,
2003, by and between ENERGY WEST, INCORPORATED ("EW"), ENERGY WEST DEVELOPMENT,
INC. ("EWD"), ENERGY WEST PROPANE, INC. ("EWP") and ENERGY WEST RESOURCES, INC.
("EWR"), each a Montana corporation (individually and collectively, "Borrower"), and WELLS FARGO BANK MONTANA, NATIONAL ASSOCIATION (the "Bank").

                                    RECITALS

     Borrower has requested that Bank extend credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                    ARTICLE I
                                  CREDIT TERMS

     SECTION 1.1. LINE OF CREDIT.

     (a) Line of Credit. Subject to the terms and conditions of this Agreement,
Bank hereby agrees to make advances to Borrower from time to time, once the
Drawdown Loan has been fully drawn, up to and including October 15, 2003, not to exceed at any time the aggregate principal amount of Two Million Dollars
($2,000,000.00) (the "Line of Credit"), for working capital requirements and other agreed upon expenses, if any. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto (the "Line of Credit Note"), all terms of which are incorporated herein by this reference.

     (b) Repayment. Interest on the Line of Credit shall be repaid in accordance with the provisions of the Line of Credit Note and all outstanding principal and interest shall be due and payable in full on October 15, 2003. Amounts of principal repaid may be reborrowed from time to time during the term of this
Agreement.

     SECTION 1.2. DRAWDOWN LOAN.

     (a) $1,000,000.00 Drawdown Loan. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a drawdown loan to Borrower up to the maximum principal amount of One Million Dollars ($1,000,000.00) ("Drawdown
Loan"), the proceeds of which shall be used solely for working capital requirements and other agreed upon expenses, if any. Borrower's obligation to repay the Drawdown Loan shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Drawdown Note"), all terms of which are incorporated herein by this reference.

     (b) Repayment. Interest on the Drawdown Loan shall be repaid in accordance with the provisions of the Drawdown Note and all outstanding principal and interest shall be due and payable in full on October 15, 2003.

                                      -1-

     (c) Prepayment. Borrower may prepay principal on the Drawdown Loan at any time, in any amount and without penalty, if and only if the Line of Credit and the Term Loan have been paid in full and terminated.

     SECTION 1.3. TERM LOAN.

     (a) Term Loan. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a term loan to Borrower up to the maximum principal amount of Ten Million Three Hundred Thirty-Eight Thousand Four Hundred Fifty-Two and
01/100 Dollars ($10,338,452.01) ("Term Loan"), the proceeds of which shall be used solely to payoff the outstanding unpaid balance of Borrower's prior funded line of credit with Bank, including amounts previously drawn under letters of credit but not reimbursed (the "Prior Loan"), and any amounts drawn from and after the date hereof under Bank letters of credit issued prior to the date of this Agreement ("Letters of Credit"). The undrawn amount of all Letters of
Credit shall be reserved under the Term Loan and shall not be available for borrowings thereunder. In respect of amounts not previously drawn, each Letter of Credit shall remain subject to the additional terms and conditions of the
Letter of Credit agreements, applications and any related documents required by
Bank in connection with the issuance thereof. When Borrower replaces the Loans with another credit facility or facilities with a new lender or lenders, the new lender(s) shall issue replacement letters of credit for all outstanding Letters of Credit or all such Letters of Credit must be cash collateralized or covered by back-to-back letters of credit with no conditions, having an expiry date 30 days beyond the expiry date of the Letter of Credit and otherwise acceptable to the Bank ("Back-to-Back L/Cs"). Amounts repaid by Borrower and undrawn amounts under Letters of Credit which expire prior to the maturity of the Term Loan may not be reborrowed. Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit C attached hereto ("Term Note"), all terms of which are incorporated herein by this reference.

     (b) Repayment. Interest on the Term Loan shall be repaid in accordance with the provisions of the Term Note and all outstanding principal and interest shall be due and payable in full on October 15, 2003.

     (c) Prepayment. Borrower may prepay principal on the Term Loan at any time, in any amount and without penalty.

     SECTION 1.4. INTEREST/FEES.

     (a) Interest. The outstanding principal balance of the Line of Credit, the
Drawdown Loan and the Term Loan (collectively, the "Loans") shall bear interest, and the amount of each drawing paid under any Letter of Credit shall bear interest from the date such drawing is paid to the date such amount is fully repaid by Borrower, at a rate per annum four percent (4.0%) above the Base Rate in effect from time to time. Upon the occurrence of an Event of Default, the outstanding principal balance of the Notes shall bear interest until paid in full at an increased rate per annum equal to six percent (6%) above the Base
Rate in effect from time to time.

     (b) Base Rate. The term "Base Rate" shall mean at any time the rate of interest most recently announced within Bank at its principal office as its Base
Rate, with the understanding that the Base Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by

                                      -2-

the recording thereof in such internal publication or publications as Bank may designate. Each change in the rate of interest shall become effective on the date each Base Rate change is announced within Bank.

     (c) Computation and Payment. Interest shall be computed on the basis of a
360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

     (d) Fees. Borrower shall pay to Bank a non-refundable extension fee of
$20,000.00 in accordance with Section 3.1. Should the Loans not be paid in full on or before October 15, 2003, a non-refundable loan fee of $135,000.00 shall be due and payable on October 15, 2003.

     SECTION 1.5. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each credit subject hereto by charging Borrower's deposit account number 4810002866 with Bank, or any deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

     SECTION 1.6 COLLATERAL.

     As security for all indebtedness of Borrower to Bank subject hereto,
Borrower shall grant to Bank a security interest in all of EWR's, EWP's and
EWD's assets (except the vacant lot located in Great Falls, Montana, that belongs to EWD and is presently under a contract of sale) and all assets of EW that are related to EW's regulated operations in Arizona and are not related to
EW's regulated operations in Montana or Wyoming (collectively, the
"Collateral"). The vacant lot shall promptly be mortgaged to Bank and added to
Collateral hereunder should the pending sale not close by September 8, 2003. The
Drawdown Loan shall be secured by a first lien on the Collateral to the extent permitted by the Indentures described below. The Line of Credit and the Term
Loan shall be secured with a second lien on the Collateral; however, the
Trustees ( i.e. (a) Davidson Trust Co., as successor Trustee under that certain
Indenture of Trust between Cascade County, Montana and the Trustcorp dated as of
September 1, 1992, as amended, restated, modified, supplemented or replaced from time to time, (b) U.S. Bank National Association, as successor Trustee under that certain Indenture between Great Falls Gas Company (now known as Energy
West, Incorporated) and the First Trust Company of Montana, National Association
dated as of June 1, 1993, as amended, restated, modified, supplemented or replaced from time to time., and (c) HSBC Bank USA, as successor Trustee, under that certain Indenture between Energy West, Incorporated and Norwest Bank
Minnesota, National Association, dated as of August 1, 1997, as amended, restated, modified, supplemented or replaced from time to time), shall be equally and ratably secured by such junior lien and security interest in the
Collateral.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, mortgages, deeds of trust, assignments, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of any collateral audits performed by Bank.

                                      -3-

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 2.1. LEGAL STATUS. Each Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Montana, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) (or, in the case of Energy West Propane, Inc. with respect to the State of Arizona, has filed routine documents to become so qualified and licensed) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan
Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by
Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or
By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of
Borrower dated June 30, 2003, a true copy of which has been delivered by
Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except as contemplated by this Agreement or as otherwise permitted by Bank in writing.

     SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

                                      -4-

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of
1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no
Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. After giving effect to this Agreement and application of the proceeds of the Loans, Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract instrument or obligation.

     SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to
Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, the Superfund Amendments and
Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act
of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of
Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment.
Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

     SECTION 2.12. REAL PROPERTY COLLATERAL. Except as disclosed by Borrower to
Bank in writing prior to the date hereof, with respect to any real property collateral required hereby:

     (a) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and rents (if any) which previously became due and owing in respect thereof have been paid as of the date hereof.

     (b) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such lien) which affect all or any interest in any such real property and which are or may be prior to or equal to the lien thereon in favor of Bank.

                                      -5-

     (c) None of the improvements lies outside of the boundaries and/or building restriction lines thereof, and no improvements on adjoining properties materially encroach upon any such real property.

     (d) There is no pending, or to the best of Borrower's knowledge threatened, proceeding for the total or partial condemnation of all or any portion of any such real property, and all such real property is in good repair and free and clear of any damage that would materially and adversely affect the value thereof as security and/or the intended use thereof.

     SECTION 2.13. NO LIENS. The property of the Borrower is not subject to any lien except Permitted Liens. "Permitted Liens" shall mean (i) liens in favor of the Bank; (ii) the lien in favor of the Trustees as set forth in Section 1.6 hereof; (iii) existing liens disclosed to the Bank in writing prior to the date of this Agreement; (iv) liens for taxes not delinquent or which Borrower is contesting in good faith; (v) liens of carriers, warehousemen, mechanics, materialmen or landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith; and (vi) liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases or contracts (other than for borrowed money) entered into in the ordinary course of business.

                                   ARTICLE III
                                   CONDITIONS

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of
Bank to extend the initial credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

     (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

          (i)  This Agreement and each promissory note or other instrument or document required hereby, duly executed.

          (ii) Security Agreements granting first priority security interests to
               Bank in the Collateral securing the Drawdown Loan up to the
               Drawdown Amount and Security Agreements granting second priority security interests to Bank securing the Term Loan and the Line of
               Credit in the Collateral on a equal and ratable basis with the
               Trustees.

         (iii) All mortgages, deeds of trust and assignments granting first liens to Bank and second equal and ratable liens to the Bank and the Trustees which can be executed, delivered and recorded without regulatory approval and all original titles to vehicles and original promissory notes (endorsed in blank).

          (iv) A copy, certified as of the most recent date practicable by the
               Secretary of State of Montana of each Borrower's certificate of incorporation, together with a certificate of each Borrower's corporate secretary to the effect that such

                                      -6-

               certificate of incorporation has not been amended since the date of the aforesaid certification;

          (v)  Certificates, as of the most recent dates practicable, as to the good standing of each such Borrower, of the Secretary of State of
               Montana and the secretary of state of each state in which each
               Borrower is qualified or licensed to do business or, in the case of Energy West Propane, Inc. with respect to the State of
               Arizona, copies of the recently filed routine documents to become so qualified and licensed;

          (vi) A certified copy of each Borrower's filed Articles of
               Incorporation and By-laws;

         (vii) A certified copy of resolutions of each Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Notes, and each other document to be
               delivered pursuant hereto; and

        (viii) A certificate of each Borrower's corporate secretary as to the incumbency and signatures of the officers of Borrower signing this Agreement, the Notes, and each other document to be
               delivered pursuant hereto.

          (ix) An opinion of Borrower's counsel opining as to the validity and enforceability of the Loans and Collateral documents in form and substance satisfactory to Bank.

          (x)  A certified report dated as of July 31, 2003 as to cash on hand, accounts receivable, inventory and accounts payable.

          (xi) One or more accepted loan proposals from other lenders regarding extensions of credit to Borrower which have a reasonable prospect of being implemented in a timely manner and sufficient to pay off the Loans in full prior to maturity including issuance of
               replacement letters of credit.

          (xi) Officer's Certificate Regarding Assets and Properties.

         (xii) Such other documents as Bank may require as provided in any other Section of this Agreement.

     (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of the
Collateral or a substantial or material portion of the assets of Borrower.

     (d) Fees. Borrower shall pay $5478.00 for legal work incurred from July 24,
2003 to August 29, 2003 as required pursuant to Section 7.3 hereof with all follow up invoices to be paid within ten days of receipt of invoices and
$20,000.00 for the extension fee pursuant to Section 1.5 herof.

     SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each advance requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

                                      -7-

     (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no
Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an
Event of Default, shall have occurred and be continuing or shall exist.

     (b) Borrowing Certificate. Borrower shall provide Bank with a certificate confirming that all Loan proceeds and funds on hand shall be used in full compliance with the Agreement including without limitation Section 5.1 hereof.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain true, complete and accurate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

     SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

     (a) Within 120 days after the end of each fiscal year of the Borrowers (i)
a detailed, consolidated and consolidating report of audit of the Borrowers and their subsidiaries for such fiscal year including the balance sheet of the
Borrower and their subsidiaries as of the end of such fiscal year and the statements of profit and loss and surplus of the Borrower and their subsidiaries for the fiscal year then ended, prepared by independent certified public accountants satisfactory to the Bank, and (ii) a certificate of such accountants stating whether, in making their audit, they have become aware of any Event of
Default set forth in Section 6 hereof, or of any event which might become an
Event of Default after the lapse of time or the giving of notice and the lapse of time, which has occurred and is then continuing and, if any such event has occurred and is continuing, specifying the nature and period of existence thereof.

     (b) Within 30 days after the end of each month, (i) the balance sheet of the Borrower as of the end of such month, and (ii) the statement of profit and loss and surplus of the Borrower from the beginning of such fiscal year to the end of such month in a form acceptable to Bank.

                                      -8-

All of the foregoing shall be unaudited, but certified as correct (subject to year end adjustments) by an appropriate officer of the Borrower.

     (c) Not later than 25 days after and as of the end of each month, an inventory collateral report, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and immediately upon each request from Bank, a list of the names and addresses of all Borrower's account debtors

     (d) Contemporaneously with each annual and monthly financial statement of
Borrower required hereby, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;

     (e) Not later than 25 days after and as of the end of each month, reports certifying as to cash on hand, accounts receivable , inventory and accounts payable

     (f) From time to time such other information as Bank may reasonably request, including without limitation, information with respect to any real property collateral required hereby.

     SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued
existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

     SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of
Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect. Within ten days following the date of this Agreement,
Borrower shall deliver to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank, including without limitation, policies of fire and extended coverage insurance covering all real property collateral required hereby, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Bank.

     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to
Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide

                                      -9-

dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of
$100,000.00.

     SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Borrower's financial statements for the period ending June 30, 2003:

     Net Worth not at any time less than $14,250,000.00, with "Net Worth"
defined as total stockholders' equity.

     SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five (5)
days after the occurrence of each such event or matter) give written notice to
Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any
Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $100,000.00.

     SECTION 4.11. REPLACEMENT CREDIT FACILITIES. Use its best efforts to arrange for new lenders to pay off the Loans in full including the issuance of replacement letters of credit for all outstanding Letters of Credit (or cash collateralization or Back-to-Back Letters) on or prior to October 15, 2003.
Borrower shall take all steps necessary or advisable to meet any requirements imposed by such potential lender or lenders. Bank acknowledges that regulatory approval from the States of Montana and Wyoming is required before Borrower can encumber the majority of its assets ("Regulated Assets"). Borrower shall use all commercially reasonable efforts to secure regulatory approvals to enable
Borrower to encumber the Regulated Assets as soon as possible unless Borrower is able to obtain a firm commitment from a lender which does not require the pledge of such collateral and which is of an amount sufficient to pay off the Loans
(including the replacement of any outstanding Letters of Credit, or cash collateralization or Back-to-Back Letters) in full. Borrower acknowledges that
Bank does not intend to renew the Loans at October 15, 2003 if Borrower is unable to enter into replacement credit facilities prior to maturity of the
Loans.

                                    ARTICLE V
                               NEGATIVE COVENANTS

     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the
Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

                                      -10-

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof. Borrower shall not pay off any indebtedness associated with the formation or acquisition of any legal entity, the settlement of the PPLM lawsuit, or the unsecured note to John
Brown which financed the KOGI purchase; provided that Borrower may make payments to settle the PPLM lawsuit to the extent that Borrower funds such payments from the proceeds of unsecured, subordinated debt permitted under Section 5.4 hereof.

     SECTION 5.2. CAPITAL OR LEASE EXPENDITURES. Make any additional investment in fixed assets or incur any operating lease expense other than for normal maintenance and emergencies.

     SECTION 5.3. Section intentionally deleted.

     SECTION 5.4. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank or to Bank and the Trustees, (b) unsecured debt that is subordinated to the Loans; and (c) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

     SECTION 5.5. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of
Borrower's core utility business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of
Borrower's assets except in the ordinary course of its business.

     SECTION 5.6. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

     SECTION 5.7. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to, or any new or additional investments in, any person or entity, nor create or acquire any other entity. Borrower shall not purchase any interest in any gas production fields.

     SECTION 5.8. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

     SECTION 5.9. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank, the
Bank and the Trustees, Permitted Liens, or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

     SECTION 5.10. BOND DEBT. Prepay any bond indebtedness or refinance any outstanding bond indebtedness.

                                      -11-

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     SECTION 6.1. The occurrence of any of the following shall constitute an
"Event of Default" under this Agreement:

     (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document
(other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any material contract or instrument
(other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank.

     (e) The filing of a notice of judgment lien against Borrower or the recording of any abstract of judgment against Borrower in any county in which
Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower, in each case which is not stayed or satisfied within 30 days.

     (f) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or
any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) There shall exist or occur any event or condition which Bank in good faith believes impairs the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

                                      -12-

     (h) The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

     (i) The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Bank's prior written consent, of all or any part of or interest in any real property collateral required hereby.

     SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan
Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                  MISCELLANEOUS

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this
Agreement must be in writing delivered to each party at the following address:

BORROWER:             Energy West, Incorporated
                      Energy West Development, Inc.
                      Energy West Propane, Inc.
                      Energy West Resources, Inc.
                      Attn: Edward J. Bernica, President and CEO
                      P.O. Box 2229
                      No. 1 Rivers Park Towers
                      Great Falls, MT 59403-2229

                      Facsimile 406-791-7560

                      With a copy to:

                      Blackwell Sanders Peper Martin LLP

                                      -13-

                      Two Pershing Square
                      2300 Main Street, Suite 1000
                      Kansas City, MO 64108
                      Attn: Robin V. Foster, Esq.

                      Facsimile 816-983-8080

BANK:                 WELLS FARGO BANK MONTANA, NATIONAL ASSOCIATION
                      Attn: Gary Lechko
                      MAC N9314-050
                      730 2nd Ave. S, Suite 500
                      Minneapolis, MN  55479

                      Facsimile 612-667-1054

                      With a copy to:

                      Susan E. Brown, Esq.
                      Wells Fargo & Co.
                      MAC C7300-126
                      12th Floor
                      1700 Lincoln St.
                      Denver, CO  80203-4500

                      Facsimile 303-863-2750

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to
Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this
Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan
Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any
Borrower or any other person or entity.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors

                                      -14-

and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder.

     SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan
Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this
Agreement.

     SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same
Agreement.

     SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Montana.

     SECTION 7.11. ARBITRATION.

     (a)Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

     (b)Governing Rules. Any arbitration proceeding will (i) proceed in a location in Montana selected by the American Arbitration Association ("AAA");
(ii) be governed by the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the
AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the

                                      -15-

arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

     (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The
arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession;
or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

     (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Montana or a neutral retired judge of the state or federal judiciary of Idaho, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide
(by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Montana and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Montana Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

     (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

                                      -16-

     (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

     (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

     (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the
AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

WELLS FARGO BANK MONTANA.
NATIONAL ASSOCIATION

By:  /s/ Gary M. Lechko
   -----------------------------
Title:  Vice President
      --------------------------

Energy West Incorporated                 Energy West Development, Inc.

By:  /s/ JoAnn Hogan                     By:  /s/ John C. Allen
   -----------------------------------       -----------------------------------
Name:  JoAnn Hogan                       Name:  John C. Allen
     ---------------------------------         ---------------------------------
Title:  Assist. V.P. & Treasurer         Title:  President
      --------------------------------         ---------------------------------

Energy West Propane, Inc.                Energy West Resources, Inc.

By:  /s/ John C. Allen                   By:  /s/ James E. Morin
   -----------------------------------       -----------------------------------
Name:  John C. Allen                     Name:  James E. Morin
     ---------------------------------         ---------------------------------
Title:  Secretary                        Title:  President
      --------------------------------         ---------------------------------

                                      -17-